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                                                                  EXHIBIT 10.K.1

                             AMENDMENT NO. 5 TO THE
                               EL PASO CORPORATION
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN

         Pursuant to Section 16.1 of the El Paso Corporation 2001 Omnibus Incentive Compensation Plan, effective as of January 29, 2001, as amended (the "Plan"), the Plan is hereby amended as follows, effective March 8, 2004:

         WHEREAS, the Company desires to clarify provisions of the Plan to reflect the intent of the Board of Directors and the Compensation Committee with respect to the payment of Incentive Awards in the event of a Change in Control.

         NOW THEREFORE, the following amendment shall be made to the Plan:

         Section 11.8 shall be deleted in its entirety and replaced with the following:

         "11.8    PAYMENT UPON CHANGE IN CONTROL

                  Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Incentive Award attributable to the Performance Period in which the Change in Control occurs shall become fully vested and distributable, in an amount equal to the Target Bonus established by the Plan Administrator for the Performance Period in which the Change in Control occurs, or the prior Performance Period if target levels have not been established for the Performance Period in which the Change in Control occurs, within thirty (30) days after the date of the Change in Control. The term "Target Bonus" as used in this Section 11.8 shall mean the amount, in cash equal to the Fair Market Value of the cash and shares of Common Stock, if applicable, that would have been payable to the Participant as an Incentive Award for the Performance Period assuming target levels of performance were achieved by both the Company and the Participant.


                  In the event a Change in Control is deemed to have occurred after the end of a Performance Period, but before the Award Date, each Participant shall be entitled to receive in cash, within thirty (30) days after the date of the Change in Control, those amounts set forth above in this Section 11.8 for such Performance Period. Such amounts are in addition to the amount to which Participants shall be entitled for the Performance Period in which a Change in Control is deemed to occur."




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         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 8th day of March, 2004.


                                                 EL PASO CORPORATION


                                                 By: /s/ SUSAN B. ORTENSTONE
                                                     --------------------------
                                                     Susan B. Ortenstone
                                                     Senior Vice President,
                                                     Human Resources

Attest:

/s/ DAVID L. SIDDALL
----------------------------
    Corporate Secretary